August 2017 Pricing Supplement No. T1091 Registration Statement No. 333-218604-02 Dated August 22, 2017 Filed pursuant to Rule 424(b)(2)

Auto-Callable Securities due August 25, 2022

Linked to the Performance of the Worst Performing of Five Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Securities due August 25, 2022 linked to the performance of the worst performing of five Underlyings, which we refer to as the “securities,” do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its Trigger Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, per security you will receive $10 plus the Contingent Return of $9.40. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, meaning that the Worst Performing Underlying has depreciated by more than 40% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $6.00 and could be zero. Accordingly, you may lose your entire initial investment in the securities. All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings set forth in the table below (the issuer of the ordinary shares of Alibaba Group Holding Limited and the issuer of each other Underlying, a “Reference Share Issuer” and collectively, the “Reference Share Issuers”). For more information on the Underlyings, see “The Underlyings” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Knock-In Level and Trigger Level:
	Underlying	Ticker	Initial Level	Knock-In Level	Trigger Level
	Class A common stock of Facebook, Inc.	FB UW <Equity>	$169.64	$101.78	$169.64
	Common stock of Microsoft Corporation	MSFT UW <Equity>	$73.16	$43.90	$73.16
	Class C capital stock of Alphabet Inc.	GOOG UW <Equity>	$924.69	$554.81	$924.69
	American depositary shares of Alibaba Group Holding Limited representing one ordinary share of Alibaba Group Holding Limited (the “Alibaba ADSs”)	BABA UN <Equity>	$174.46	$104.68	$174.46
	Common stock of Amazon.com, Inc.	AMZN UW <Equity>	$966.90	$580.14	$966.90
Aggregate Principal Amount:	$10,000,000
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10.00 per security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	August 22, 2017
Settlement Date:	August 25, 2017 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	August 22, 2022, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	August 25, 2022, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
	Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 9 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10.00	$0.0875(1)
		$0.0125	$9.90
Total	$10,000,000.00	$100,000.00	$9,900,000.00

(1) We or one of our affiliates will pay to Morgan Stanley Smith Barney LLC (“MSSB”) discounts and commissions of $0.10 per $10.00 principal amount of securities, of which $0.0125 per $10.00 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.0125 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10.00 principal amount of the securities on the Trade Date is $9.70 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Securities due August 25, 2022

Linked to the Performance of the Worst Performing of Five Underlyings
Principal at Risk Securities

Key Terms continued from previous page:
Automatic Redemption:	If a Trigger Event occurs on any Trigger Observation Date, the securities will be automatically redeemed and you will receive a cash payment equal to the principal amount of the securities you hold plus the Automatic Redemption Premium applicable to that Trigger Observation Date (the “Automatic Redemption Date,” and such payment, the “Automatic Redemption Amount”). No further payments will be made in respect of the securities following an Automatic Redemption. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Trigger Event:	A Trigger Event will occur if, on any Trigger Observation Date, the closing level of each Underlying on such Trigger Observation Date is equal to or greater than its respective Trigger Level.
Trigger Level:	For each Underlying, 100% of the Initial Level of such Underlying, as set forth in the table above.
Trigger Observation Dates:	August 22, 2018, August 22, 2019, August 24, 2020 and August 23, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption Dates:	August 27, 2018, August 27, 2019, August 27, 2020 and August 26, 2021, subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Automatic Redemption	For each $10 principal amount of securities you hold:
Premiums:

•   $1.88 if a Trigger Event occurs on the First Trigger Observation Date

•   $3.76 if a Trigger Event occurs on the Second Trigger Observation Date

•  $5.64 if a Trigger Event occurs on the Third Trigger Observation Date

•   $7.52 if a Trigger Event occurs on the Fourth Trigger Observation Date

Redemption Amount:	On the Maturity Date, for each $10 principal amount of securities you hold, determined as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + the Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, the Redemption Amount will be significantly less than the stated principal amount of $10, and will represent a loss of more than 40%, and possibly all, of your investment.

Contingent Return:	$9.40 per security (94% of the stated principal amount)
Knock-In Level:	For each Underlying, approximately 60% of the Initial Level of such Underlying, as set forth in the table above.
Distributor:	MSSB. See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Underlying Return:	For each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
CUSIP / ISIN:	22549C857 / US22549C8579
Listing:	The securities will not be listed on any securities exchange.

Auto-Callable Securities due August 25, 2022

Linked to the Performance of the Worst Performing of Five Underlyings
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I-A dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000095010317006315/dp77780_424b2-ia.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017:

http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and“Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

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Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Auto-Callable Securities due August 25, 2022 linked to the worst performing of five Underlyings do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its respective Trigger Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, you will receive per security $10 plus the Contingent Return of $9.40. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, meaning that the Worst Performing Underlying has depreciated by more than 40% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $6.00 and could be zero. Accordingly, you may lose your entire initial investment in the securities.

Maturity:	Approximately five years
Automatic Redemption:	If, on any Trigger Observation Date, the closing level of each Underlying is greater than or equal to its respective Trigger Level, the securities will be automatically redeemed and you will receive the Automatic Redemption Amount on the related Automatic Redemption Date.
Automatic Redemption Amount:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to each Trigger Observation Date, as set forth below:

• 1st Trigger Observation Date: $1.88

• 2nd Trigger Observation Date: $3.76

• 3rd Trigger Observation Date: $5.64

• 4th Trigger Observation Date: $7.52

No further payments will be made on the securities once they have been redeemed.

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, investors will be fully exposed to the negative performance of the Worst Performing Underlying and will receive a Redemption Amount that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, if the closing level of each Underlying on any Trigger Observation Date is greater than or equal to its respective Trigger Level, for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date.

The following scenarios are for illustrative purposes only to demonstrate how an Automatic Redemption Amount or the Redemption Amount (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the Redemption Amount may be less than $10 and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When each Underlying closes at or above its respective Trigger Level on one of the Trigger Observation Dates, the securities will be automatically redeemed for a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Trigger Observation Date. Investors do not participate in any appreciation of any Underlying.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that each Underlying closes below its respective Trigger Level on each Trigger Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes at or above its Knock-In Level. At maturity, investors will receive a cash payment equal to $10 plus the Contingent Return of $9.40.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a significant loss of principal at maturity	This scenario assumes that each Underlying closes below its respective Trigger Level on each Trigger Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes below its Knock-In Level. At maturity, investors will receive an amount equal to $10 multiplied by the Underlying Return of the Worst Performing Underlying. Under these circumstances, the Redemption Amount will be significantly less than $10 and could be zero.

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Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each Underlying on each Trigger Observation Date, and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. The actual Initial Levels, Knock-In Levels and Trigger Levels are set forth in “Key Terms” herein. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Worst Performing Underlying:	Class A common stock of Facebook, Inc.
Hypothetical Initial Level of the Worst Performing Underlying:	$170
Hypothetical Knock-In Level of the Worst Performing Underlying:	$102, which is 60% of its hypothetical Initial Level
Early Redemption Payment:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to each Trigger Observation Date, as set forth below:

•   1st Trigger Observation Date: $1.88

•   2nd Trigger Observation Date: $3.76

•   3rd Trigger Observation Date: $5.64

•   4th Trigger Observation Date: $7.52

No further payments will be made on the securities once they have been redeemed.

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level, an amount calculated as follows:

$10 + the Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Knock-In Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10

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Automatic Redemption Amount:

Table 1 — The securities are redeemed on a Trigger Observation Date

Date	Payment (per Security)
1st Trigger Observation Date	$11.88
2nd Trigger Observation Date	$13.76
3rd Trigger Observation Date	$15.64
4th Trigger Observation Date	$17.52

If a Trigger Event occurs on a Trigger Observation Date, investors will receive an amount on the related Automatic Redemption Date corresponding to $10 plus the Automatic Redemption Premimum applicable to such Automatic Redemption Date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in any appreciation of any Underlying.

Redemption Amount

In the following examples, the closing level of each Underlying on each Trigger Observation Date is less than its respective Trigger Level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The Final Level of the Worst Performing Underlying is at or above its Knock-In Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$200	$10 + $9.40 = $19.40

In this example, the closing level of each Underlying is below its respective Initial Level on each Trigger Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is greater than or equal to its Knock-In Level. At maturity, investors receive $19.40 per security, corresponding to $10 plus the Contingent Return of $9.40. However, investors do not participate in any appreciation of any Underlying over the term of the securities.

Example 2 — The Final Level of the Worst Performing Underlying is below its Knock-In Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
$85	$10 × 0.50 = $5.00

In this example, the closing level of each Underlying is below its respective Initial Level on each Trigger Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is below its Knock-In Level, and accordingly, investors are fully exposed to the negative performance of the Worst Performing Underlying over the term of the securities, and will receive a Redemption Amount that is significantly less than the stated principal amount of the securities. The Redemption Amount is $5.00 per security, representing a loss of 50% on your investment.

If the securities are not redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will lose a significant portion or all of your investment in the securities.

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Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see the accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed and the Final Level of the Worst Performing Underlying is less than its Knock-In Level, you will be fully exposed to the decline in the level of the Worst Peforming Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 60% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The probability that the Final Level of the Worst Performing Underlying will be less than its Knock-In Level will depend on the volatility of such Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Final Level of such Underlying could be less than its Knock-In Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of any Underlying as of the Trade Date. The volatility of the Underlyings can change significantly over the term of the securities. The levels of the Underlyings could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the appreciation or depreciation of the Underlyings. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If a Trigger Event occurs or the Final Level of every Underlying is greater than or equal to its respective Knock-In Level, the appreciation potential of the securities will be limited to (i) the Automatic Redemption Premium applicable to the relevant Trigger Observation Date or (ii) the Contingent Return, as set forth in “Key Terms” herein, regardless of any appreciation in the Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Automatic Redemption risk. The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. If the securities are automatically redeemed prior to maturity, you may not be able to invest in other securities with a similar level of risk that offer the same return as the securities.

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level and another Underlying does not

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appreciate as much, you will not benefit from the appreciation of the first Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that the Final Level of at least one of the Underlyings will be less than its Knock-In Level, regardless of the performance of any other Underlying.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the Reference Share Issuers’ businesses tend to be related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Reference Share Issuer and its businesses, you are also taking a risk relating to the relationship between each Reference Share Issuer and Underlying to others.

▪	No affiliation with the Reference Share Issuers. We are not affiliated with the Reference Share Issuers. You should make your own investigation into the Underlyings and the Reference Share Issuers. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuers.

▪	There are important differences between the rights of holders of the Alibaba ADSs and the rights of holders of the ordinary shares of Alibaba Group Holding Limited. Because the securities are linked to the performance of the Alibaba ADSs, each representing one ordinary share of Alibaba Group Holding Limited (which we refer to as “Alibaba Group Holding Limited Underlying Stock”), you should be aware that your securities are linked in part to the level of the Alibaba ADSs and not the Alibaba Group Holding Limited Underlying Stock. There are important differences between the rights of holders of the Alibaba ADSs and holders of the Alibaba Group Holding Limited Underlying Stock. Each Alibaba ADS is a security evidenced by American Depositary Receipts that represents the Alibaba Group Holding Limited Underlying Stock. The Alibaba ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of Alibaba Group Holding Limited or, as applicable, the relevant ADS depositary and holders of the Alibaba ADSs. The rights of holders of the Alibaba ADSs may be different from the rights of holders of the Alibaba Group Holding Limited Underlying Stock. Any such differences between the rights of holders of the Alibaba ADSs and holders of the Alibaba Group Holding Limited Underlying Stock may be significant and may materially and adversely affect the value of the securities. For example, Alibaba Group Holding Limited may make distributions in respect of the Alibaba Group Holding Limited Underlying Stock that are not passed on to the holders of the Alibaba ADSs.

▪	Foreign company risk. The Alibaba ADSs are issued by a foreign company. Foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The Alibaba ADSs may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the Alibaba ADSs, and therefore the performance of the Alibaba ADSs and the value of the securities.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Hedging and trading activity. While the securities are outstanding, we or any of our affiliates may carry out hedging activities related to the securities, including in the Underlyings or instruments related to the Underlyings. We or our affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities as of the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

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▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

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▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Knock-In Level and the Trigger Level for each Underlying, whether you are automatically redeemed on any Trigger Observation Date and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Knock-In Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Contingent Return and so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date, and Trigger Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Automatic Redemption Amount applicable to an Automatic Redemption Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuers, including extending loans to, or making equity investments in, the Reference Share Issuers or providing advisory services to the Reference Share Issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold shares of the Underlyings. As a prospective purchaser of the securities, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Underlyings;

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o	the expected and actual correlation, if any, between the Underlyings;

o	the time to maturity of the securities;

o	the dividend rate on the Underlyings;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	events affecting companies engaged in the computer programming and data processing industry, the prepackaged software industry, the business services industry and the retail catalog and mail-order houses industry;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Reference Share Issuers or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The amount payable on the securities is not linked to the value of the Underlyings at any time other than the Valuation Date. The Final Level of each Underlying will be the closing level of such Underlying on the Valuation Date. Even if the value of the Worst Performing Underlying appreciates prior to the Valuation Date but then drops by the Valuation Date, the Redemption Amount may be less, and may be significantly less, than it would have been had the Redemption Amount been linked to the value of such Underlying prior to such drop. Although the actual value of the Worst Performing Underlying on the stated Maturity Date or at other times during the term of the securities may be higher than the Final Level, the Redemption Amount will be based solely on the closing level of such Underlying on the Valuation Date.

▪	The Alibaba ADSs have limited trading history. The Alibaba ADSs began trading on the New York Stock Exchange on September 19, 2014, and therefore have limited historical performance. Past performance should not be considered indicative of future performance.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings. The return on your investment is not the same as the total return based on a purchase of shares of the Underlyings.

▪	No dividend payments or voting rights. As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Underlyings.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal income tax consequences of the securities are not certain. There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of instruments with terms that are substantially the same as those of the securities. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the tax treatment described under “Material U.S. Federal Income Tax

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Considerations” is not binding on the IRS or any court. Thus, the U.S. federal income tax consequences of the securities are not certain.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

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The Underlyings

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuers pursuant to the Exchange Act can be located by reference to the SEC file numbers provided below.

According to its publicly available filings with the SEC, Facebook, Inc. builds products that enable people to connect and share through mobile devices, personal computers and other surfaces. The Class A common stock of Facebook, Inc., par value $0.000006 per share, is listed on the NASDAQ Stock Market. Facebook, Inc.’s SEC file number is 001-35551 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Microsoft Corporation is a technology company that develops, licenses and supports software products, services and devices. The common stock of Microsoft Corporation, par value $0.00000625 per share, is listed on the NASDAQ Stock Market. Microsoft Corporation’s SEC file number is 001-37845 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Alphabet Inc. is a public holding company including a collection of businesses such as Google and internet products such as Access, Calico, CapitalG, GV, Nest, Verily, Waymo and X. The Class C capital stock of Alphabet Inc., par value $0.001 per share, is listed on the NASDAQ Global Select Market. Alphabet Inc.’s SEC file number is 001-37580 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Alibaba Group Holding Limited is engaged in online and mobile commerce through offering of products, services and technology to merchants, brands and other businesses that market, sell and operate in the People's Republic of China and internationally. The American depositary shares of Alibaba Group Holding Limited, each representing one ordinary share of par value $0.000025 per share, are listed on the New York Stock Exchange. Alibaba Group Holding Limited’s SEC file number is 001-36614 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Amazon.com, Inc. is an internet retail company offering a variety of products sold by Amazon.com, Inc. and third parties. Amazon.com, Inc. also manufactures and sells electronic devices, including Kindle e-readers, Fire tablets, Fire TVs and Echo. The common stock of Amazon.com, Inc., par value $0.01 per share, is listed on the NASDAQ Global Select Market. Amazon.com, Inc.’s SEC file number is 000-22513 and can be accessed through www.sec.gov.

This pricing supplement relates only to the securities offered hereby and does not relate to the Underlyings or other securities of the Reference Share Issuers. We have derived all disclosures contained in this pricing supplement regarding the Underlyings and the Reference Share Issuers from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuers.

For additional historical information, see “Historical Performance of the Underlyings” below.

Historical Performance of the Underlyings

The following graph sets forth the daily closing levels of the Class A common stock of Facebook, Inc. for the period from May 18, 2012 through August 22, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class A common stock of Facebook, Inc. for each quarter in the same period. The closing level on August 22, 2017 was $169.64. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Class A common stock of Facebook, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the Class A common stock of Facebook, Inc. on any Trigger Observation Date.

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Class A Common Stock of Facebook, Inc. Daily Closing Levels May 18, 2012 to August 22, 2017

* The solid red line in the graph indicates the hypothetical Knock-In Level and the solid green line in the graph indicates the hypothetical Trigger Level, assuming the closing level on August 22, 2017 was the Initial Level.

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Class A Common Stock of Facebook, Inc.	High	Low	Period End
2012
Second Quarter (as of May 18, 2012)	$38.37	$25.87	$31.12
Third Quarter	$32.17	$17.73	$21.65
Fourth Quarter	$28.24	$18.99	$26.63
2013
First Quarter	$32.46	$25.14	$25.58
Second Quarter	$28.97	$22.90	$24.86
Third Quarter	$51.24	$24.37	$50.24
Fourth Quarter	$57.96	$79.04	$54.66
2014
First Quarter	$72.03	$53.53	$60.24
Second Quarter	$67.60	$56.14	$67.29
Third Quarter	$79.04	$62.76	$79.04
Fourth Quarter	$81.45	$72.63	$78.02
2015
First Quarter	$85.31	$74.05	$82.22
Second Quarter	$88.86	$77.46	$85.77
Third Quarter	$98.39	$82.09	$89.90
Fourth Quarter	$109.01	$90.95	$104.66
2016
First Quarter	$116.14	$94.16	$114.10
Second Quarter	$120.50	$108.76	$114.28
Third Quarter	$131.05	$114.00	$128.27
Fourth Quarter	$133.28	$115.05	$115.05
2017
First Quarter	$142.65	$116.86	$142.05
Second Quarter	$155.07	$139.39	$150.98
Third Quarter (through August 22, 2017)	$172.45	$148.43	$169.64

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The following graph sets forth the daily closing levels of the common stock of Microsoft Corporation for the period from January 3, 2012 through August 22, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Microsoft Corporation for each quarter in the same period. The closing level on August 22, 2017 was $73.16. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Microsoft Corporation should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Microsoft Corporation on any Trigger Observation Date.

Common Stock of Microsoft Corporation Daily Closing Levels January 3, 2012 to August 22, 2017

* The solid red line in the graph indicates the hypothetical Knock-In Level and the solid green line in the graph indicates the hypothetical Trigger Level, assuming the closing level on August 22, 2017 was the Initial Level.

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Common Stock of Microsoft Corporation	High	Low	Period End
2012
First Quarter	$32.85	$26.83	$32.25
Second Quarter	$32.42	$28.45	$30.59
Third Quarter	$31.46	$28.63	$29.78
Fourth Quarter	$30.01	$26.34	$26.73
2013
First Quarter	$28.61	$26.46	$28.61
Second Quarter	$35.67	$28.56	$34.53
Third Quarter	$36.25	$31.16	$33.31
Fourth Quarter	$38.94	$47.52	$37.43
2014
First Quarter	$40.99	$34.99	$40.99
Second Quarter	$42.25	$39.06	$41.70
Third Quarter	$47.52	$41.67	$46.36
Fourth Quarter	$49.61	$42.74	$46.45
2015
First Quarter	$47.59	$40.40	$40.66
Second Quarter	$49.16	$40.29	$44.15
Third Quarter	$47.58	$40.47	$44.26
Fourth Quarter	$56.55	$44.61	$55.48
2016
First Quarter	$55.23	$49.28	$55.23
Second Quarter	$56.46	$48.43	$51.17
Third Quarter	$58.30	$51.16	$57.6
Fourth Quarter	$63.62	$56.92	$62.14
2017
First Quarter	$65.86	$62.30	$65.86
Second Quarter	$72.52	$64.95	$68.93
Third Quarter (through August 22, 2017)	$74.22	$68.17	$73.16

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The following graph sets forth the daily closing levels of the Class C capital stock of Alphabet Inc. for the period from March 27, 2014 through August 22, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Class C capital stock of Alphabet Inc. for each quarter in the same period. The closing level on August 22, 2017 was $924.69. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Class C capital stock of Alphabet Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the Class C capital stock of Alphabet Inc. on any Trigger Observation Date.

Class C Capital Stock of Alphabet Inc. Daily Closing Levels March 27, 2014 to August 22, 2017

* The solid red line in the graph indicates the hypothetical Knock-In Level and the solid green line in the graph indicates the hypothetical Trigger Level, assuming the closing level on August 22, 2017 was the Initial Level.

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Class C Capital Stock of Alphabet Inc.	High	Low	Period End
2014
First Quarter (as of March 27, 2014)	$558.466	$555.375	$555.375
Second Quarter	$577.07	$508.56	$573.71
Third Quarter	$594.45	$561.19	$575.78
Fourth Quarter	$575.77	$494.03	$524.96
2015
First Quarter	$573.75	$491.20	$546.50
Second Quarter	$563.51	$520.51	$520.51
Third Quarter	$672.93	$516.83	$608.42
Fourth Quarter	$776.60	$611.29	$758.88
2016
First Quarter	$764.65	$678.11	$744.95
Second Quarter	$766.61	$668.26	$692.10
Third Quarter	$787.21	$694.49	$777.29
Fourth Quarter	$813.11	$736.08	$771.82
2017
First Quarter	$852.12	$786.14	$829.56
Second Quarter	$983.68	$823.35	$908.73
Third Quarter (through August 22, 2017)	$980.34	$898.70	$924.69

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The following graph sets forth the daily closing levels of the Alibaba ADSs for the period from September 19, 2014 through August 22, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Alibaba ADSs for each quarter in the same period. The closing level on August 22, 2017 was $174.46. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the Alibaba ADSs should not be taken as an indication of future performance, and no assurance can be given as to the level of the Alibaba ADSs on any Trigger Observation Date.

Alibaba ADSs Daily Closing Levels September 19, 2014 to August 22, 2017

* The solid red line in the graph indicates the hypothetical Knock-In Level and the solid green line in the graph indicates the hypothetical Trigger Level, assuming the closing level on August 22, 2017 was the Initial Level.

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Alibaba ADSs	High	Low	Period End
2014
Third Quarter (as of September 19, 2014)	$93.89	$87.17	$88.85
Fourth Quarter	$119.15	$84.95	$103.94
2015
First Quarter	$105.03	$81.58	$83.24
Second Quarter	$93.88	$79.54	$82.27
Third Quarter	$84.15	$57.39	$58.97
Fourth Quarter	$85.40	$58.87	$81.27
2016
First Quarter	$79.03	$60.57	$79.03
Second Quarter	$82.00	$74.23	$79.53
Third Quarter	$109.36	$78.64	$105.79
Fourth Quarter	$108.41	$86.79	$87.81
2017
First Quarter	$109.51	$88.60	$107.83
Second Quarter	$143.95	$107.44	$140.90
Third Quarter (through August 22, 2017)	$169.25	$140.99	$174.46

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The following graph sets forth the daily closing levels of the common stock of Amazon.com, Inc. for the period from January 3, 2012 through August 22, 2017. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the common stock of Amazon.com, Inc. for each quarter in the same period. The closing level on August 22, 2017 was $966.90. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical values of the common stock of Amazon.com, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the level of the common stock of Amazon.com, Inc. on any Trigger Observation Date.

Common Stock of Amazon.com, Inc. Daily Closing Levels January 3, 2012 to August 22, 2017

* The solid red line in the graph indicates the hypothetical Knock-In Level and the solid green line in the graph indicates the hypothetical Trigger Level, assuming the closing level on August 22, 2017 was the Initial Level.

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Common Stock of Amazon.com, Inc.	High	Low	Period End
2012
First Quarter	$205.44	$175.93	$202.51
Second Quarter	$231.90	$185.50	$228.35
Third Quarter	$261.68	$215.36	$254.32
Fourth Quarter	$261.50	$220.64	$251.14
2013
First Quarter	$283.99	$253.39	$266.49
Second Quarter	$281.76	$248.23	$277.69
Third Quarter	$318.12	$280.93	$312.64
Fourth Quarter	$404.39	$407.05	$398.79
2014
First Quarter	$407.05	$336.52	$336.52
Second Quarter	$342.99	$288.32	$324.78
Third Quarter	$360.84	$307.06	$322.44
Fourth Quarter	$338.64	$287.06	$310.35
2015
First Quarter	$387.83	$286.95	$372.10
Second Quarter	$445.99	$370.26	$434.09
Third Quarter	$548.39	$429.70	$511.89
Fourth Quarter	$693.97	$520.72	$675.89
2016
First Quarter	$636.99	$482.07	$593.64
Second Quarter	$728.24	$586.14	$715.62
Third Quarter	$837.31	$725.68	$837.31
Fourth Quarter	$844.36	$719.07	$749.87
2017
First Quarter	$886.54	$753.67	$886.54
Second Quarter	$1,011.34	$884.67	$968.00
Third Quarter (through August 22, 2017)	$1,052.80	$953.29	$966.90

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Material U.S. Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction

•	a person whose functional currency is not the U.S. dollar, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of the securities or instruments with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as prepaid financial contracts, with respect to the Underlying that are eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we intend to treat the securities and, by acceptance of the securities, you agree to treat the securities for all tax purposes in accordance with such characterization and the balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below. For example, the IRS might assert that the securities are debt instruments, which may result in adverse tax consequences. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments. Generally, the

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securities are not, and we do not expect that the securities will be, listed on a securities exchange. In the event the securities are listed on a securities exchange and the IRS seeks to characterize your securities as options, the securities would be characterized as Code section 1256 contracts. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. If the underlying shares are a non-U.S. company, including American Depository Shares (“ADSs”), the IRS could also characterize your securities as an option on a passive foreign investment company (“PFIC”). Alternatively, the IRS might assert that the securities constitute a “constructive ownership transaction,” in which case, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income. See “Constructive Ownership Transaction and Passive Foreign Investment Company Rules” below. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, if the security provides for the payment of the redemption amount in cash based on the return of the underlying, upon receipt of the redemption amount of the security from us (and subject to the discussion below under “Constructive Ownership Transaction and Passive Foreign Investment Company Rules”), a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at maturity (excluding the look back observation period, if applicable) and short-term capital gain or loss otherwise.

If the security provides for the payment of the redemption amount in physical shares or units of the underlying (and subject to the discussion below under “Constructive Ownership Transaction Rules and Passive Foreign Investment Company Rules”), the U.S. Holder should not recognize any gain or loss with respect to the security (other than with respect to cash received in lieu of fractional shares or units, as described below). A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the security. A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units. A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the number of fractional shares or units and the denominator of which is the number of all of the physical shares or units (including fractional shares or units).

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security. Subject to the discussion below under “Constructive Ownership Transaction and Passive Foreign Investment

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Company Rules,” such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year (excluding the look back observation period, if applicable) at the time of disposition and short-term capital gain or loss otherwise.

Constructive Ownership Transaction and Passive Foreign Investment Company Rules

All or a portion of gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to any gain derived from the securities if the securities reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in a PFIC and certain other entities. If the term of the securities is one year or greater and the Underlying includes an equity interest in a non-U.S. company, including ADSs, the IRS might assert that the constructive ownership transaction rules of Code section 1260 apply.

If the securities are treated as a constructive ownership transaction, any gain therefrom that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the term of the securities. There is a presumption that all of the gain realized that otherwise would have been long-term capital gain is subject to recharacterization as ordinary income and an interest charge, unless the contrary is demonstrated by clear and convincing evidence. Accordingly, any gain a U.S. Holder realizes from the sale, exchange or redemption of its securities in excess of the amount of long-term capital gain that it can establish that it would have realized had it (1) invested in the Underlying (rather than the securities) on the issue date of the securities, and (2) sold the Underlying on the date of sale, exchange or redemption of the securities, could be recharacterized as ordinary income and subject to an interest charge, as described above.

Code section 1260 also provides that the U.S. Department of the Treasury is to issue regulations that would exclude from the scope of Code section 1260 certain forward contracts that do not convey “substantially all of the economic return” with respect to the applicable reference asset, which in the case of the securities would be all or a portion of the Underlying. However, no such regulations have been issued despite the fact that Code section 1260 was enacted in 1999, and there can be no assurance that any regulations that may be issued would apply to securities that are issued before such regulations. Thus, although we believe that the securities should not be considered to convey substantially all the economic return with respect to the Underlying, in the absence of regulations, there can be no assurance that the securities would not be so considered or that Code section 1260 would not otherwise apply to the securities.

Additionally, if the securities provide for the payment of the redemption amount in physical shares or units of the underlying and such physical shares or units constitute an ownership interest in a PFIC, U.S. Holders generally would be subject to adverse U.S. federal income tax consequences if physical shares or units are received. If the physical shares or units received were to constitute an ownership interest in a PFIC, a U.S. Holder would be required to (1) allocate the amount of any “excess distribution” in respect of the PFIC (including any gain realized from the disposition of an interest in the PFIC) ratably to each day in its holding period for the physical shares or units (which, as noted above, would begin on the day after delivery of the physical shares or units), (2) pay tax on the excess distribution at the maximum tax rate in effect for each taxable year to which the excess distribution is allocable, and (3) pay additional tax equal to interest accruing (at the rate charged for underpayments of U.S. federal tax) on the tax determined under (2) above, accruing from (a) the beginning of the due date (without regard to extensions) for the filing of tax returns for the taxable years to which the excess distribution is allocated under (1) above, to (b) the due date for the taxable year in which the excess distribution occurred. Also, if the physical shares or units received were treated as an ownership interest in a PFIC, an individual U.S. Holder would not get a step-up in tax basis to the fair market value upon the holder’s death. A U.S. Holder would also be required to file IRS Form 8621 for each year in which the U.S. Holder (i) recognizes gain on the direct or indirect disposition of the physical shares, (ii) receives certain direct or indirect distributions from us, or (iii) makes any of certain reportable elections (including a mark-to-market election). In addition, subject to certain exceptions applicable to de minimis shareholdings, each U.S. Holder who is a direct or indirect shareholder of a PFIC is required to file an annual report on IRS Form 8621. This requirement is in addition to other reporting requirements applicable to ownership in a PFIC. Additionally, in the event a U.S. Holder does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such form is filed.

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We do not intend to ascertain whether the underlying includes shares of an issuer that is a PFIC. Accordingly, it is possible that an underlying share issuer is a PFIC, and that the securities constitute an ownership interest in a PFIC, with the consequences described above. You should consult with your tax advisor regarding the possible application of the constructive ownership transaction and PFIC rules to the securities.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. Holder’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you should consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and regulations thereunder, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to it, a financial institution may be required to report information to the IRS regarding the holders of the securities. In the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, a payor may be required to withhold on a portion of payments under the securities. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. If payments on the securities are determined to be from sources within the United States, such payments will be treated as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a U.S.-owned foreign entity and the identity of any substantial U.S. owners of such entity. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

Subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above and certain payments made with respect to a “preexisting obligation,” as defined in the regulations), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made after the later of December 31, 2018, or the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) with respect to

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foreign passthru payments, any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is executed on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are published (a “grandfathered obligation”), (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is executed on or prior to the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents, and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation). Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by a person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity. Additionally, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Pursuant to the regulations and subject to certain exceptions, “specified domestic entities” are domestic corporations, domestic partnerships, or certain trusts that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain corporations and partnerships, which are closely held by a specified individual and that meet passive income or passive asset tests, and, with certain exceptions, domestic trusts that have one or more specified individuals or specified domestic entities as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and the related statute of limitations tolling provision.

Non-U.S. Holders Generally

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment

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in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax at a rate of 30%. A “dividend equivalent” payment is defined under the Code as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).

Regulations provide that a dividend equivalent is any payment that references the payment or deemed payment of (i) a dividend from an underlying security pursuant to a securities lending or sale-repurchase transaction, (ii) a dividend from an underlying security pursuant to a specified NPC, (iii) a dividend from an underlying security pursuant to a specified equity-linked instrument (a “specified ELI”), and (iv) any other substantially similar payment. The regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security. An underlying security is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend pursuant to Treasury regulation section 1.861-3. An NPC is a notional principal contract as defined in Treasury regulation section 1.446-3(c). An equity-linked instrument (“ELI”) is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) that references the value of one or more underlying securities, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement. A “section 871(m) transaction” is any securities lending or sale-repurchase transaction, specified NPC, or specified ELI.

Pursuant to the regulations and Notice 2017-42, for any payment made on or after January 1, 2017 with respect to any transaction issued on or after January 1, 2017, any NPC or ELI that has a delta of one with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively. For any payment made on or after January 1, 2019 with respect to any transaction issued on or after January 1, 2019, (a) a “simple” NPC or “simple” ELI that has a delta of 0.8 or greater with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively, and (b) a “complex” NPC or “complex” ELI that meets a substantial equivalence test with respect to an underlying security at the time of issuance is a specified NPC or specified ELI, respectively.

Certain events could cause previously issued securities to be deemed to be issued as new securities for purposes of the effective dates provided in the regulations. For example, it is possible that the IRS could assert that a reconstitution or rebalancing of the Underlying is a significant modification of the securities due to an exercise of discretion with respect to such reconstitution or rebalancing and, therefore, a deemed issuance of the securities upon the occurrence of such event. It is also possible that U.S. withholding tax could apply to the securities under these rules if a Non-U.S. Holder enters, or has entered, into certain other transactions in respect of the underlying equity or the securities. A Non-U.S. Holder that enters, or has entered, into other transactions in respect of the Underlying or the securities should consult its own tax advisor regarding the application of Code section 871(m) to its securities in the context of its other transactions.

Withholding on payments will be based on actual dividends or, if otherwise notified by us in accordance with applicable regulations, on estimated dividends used in pricing the security. If an adjustment is made for the actual dividends, then the true-up payment (in addition to the estimated dividend) is added to the per-share dividend amount. If a transaction is a section 871(m) transaction, information regarding the amount of each dividend equivalent, the delta of the potential 871(m) transaction, the amount of any tax withheld and deposited, the estimated dividend amount and any other information necessary to apply the regulations will be provided, communicated, or made available to Non-U.S. Holders in a manner permitted by the applicable regulations.

In accordance with the regulations, U.S. tax will be withheld on any portion of a payment or deemed payment (including, if appropriate, the payment of the purchase price) that is a dividend equivalent with respect to any security issued (or deemed issued) on or after January 1, 2017 and prior to January 1, 2019 that has a delta of one unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. Based on

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the terms of the securities and representations provided by us, our counsel is of the opinion that a security (exclusive of any other transactions that may be combined with the security as discussed herein) should not be a “delta-one transaction” with respect to a specified ELI or specified NPC within the meaning of the regulations and, as a result, we do not intend to treat the security as a section 871(m) transaction. If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. These regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Potential Changes to the Tax Rules for Financial Instruments

Members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement, will receive underwriting discounts and commissions of $0.10 per $10.00 principal amount of securities and will forgo fees for sales to fiduciary accounts. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $0.10 for each security they sell, of which $0.0125 per $10.00 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

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Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated July 31, 2017 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on July 31, 2017. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2017, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on July 31, 2017. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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Contact

MSSB clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 780-2731.

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